Exhibit 99.1

Consolidated Edison and Crestwood Announce Closing of

Northeast Pipeline and Storage Joint Venture

NEW YORK, NY and HOUSTON, TX, June 6, 2016 – Consolidated Edison, Inc. (NYSE: ED) (“Con Edison”) and Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced that they have completed the formation of a new joint venture to own and develop Crestwood’s existing natural gas pipeline and storage business located in southern New York and northern Pennsylvania.

As part of the transaction, Crestwood contributed its existing interstate natural gas pipeline and storage business to a new entity, Stagecoach Gas Services LLC (“Stagecoach Gas Services”), and a subsidiary of Con Edison Transmission, Inc. (“Con Edison Transmission”), which is a wholly-owned subsidiary of Con Edison, indirectly purchased a 50% equity interest in Stagecoach Gas Services for approximately $945 million, which was distributed to Crestwood. Subject to working capital and certain other adjustments contemplated by their contribution agreement, the parties’ initial contribution has an implied market value of almost $2 billion.

Subject to New York State regulatory approval and the satisfaction of certain other closing conditions, Crestwood has also agreed to contribute to Stagecoach Gas Services its existing New York intrastate pipeline and Con Edison Transmission has agreed to contribute approximately $30 million, which will be distributed to Crestwood.

In conjunction with the closing of the joint venture, a new website for Stagecoach Gas Services has been launched. The website provides information related to the joint venture as well as commercial and operational updates, informational posting and customer logins. Please visit the site at www.stagecoachgs.com.

Forward-Looking Statements

This news release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” anticipates,” “intends,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are statements of future expectations and not facts. Forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison and Crestwood have filed with the Securities and Exchange Commission, which are available through the SEC’s EDGAR system at www.sec.gov and on each party’s respective website. Readers are cautioned not to place undue reliance on forward-looking statements. Con Edison and Crestwood assume no obligation to update forward-looking statements.

About Con Edison Transmission and Consolidated Edison

Con Edison Transmission, a wholly-owned subsidiary of Consolidated Edison, Inc., invests in electric transmission, which includes the company’s investments with New York Transco, LLC, through its wholly-owned subsidiary, Consolidated Edison Transmission, LLC. Con Edison Transmission also invests in gas pipeline and storage businesses, including an investment in Mountain Valley Pipeline, LLC, through its wholly-owned subsidiary, Con Edison Gas Pipeline and Storage, LLC.

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NEWS RELEASE

Consolidated Edison, Inc. is one of the nation’s largest investor-owned energy-delivery companies, with approximately $13 billion in annual revenues and $46 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350-square-mile-area in southeastern New York State and adjacent sections of northern New Jersey and northeastern Pennsylvania; Consolidated Edison Solutions, Inc., a retail energy services company; Consolidated Edison Energy, Inc., a wholesale energy services company; Consolidated Edison Development, Inc., a company that develops, owns and operates renewable and energy infrastructure projects and Con Edison Transmission, Inc., which invests in electric and natural gas transmission projects. For additional financial, operations and customer service information, visit us on the Web at www.conedison.com.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; and gathering, storage, terminalling and marketing of crude oil.

Consolidated Edison, Inc.

Media Relations

Michael Clendenin, 212-460-4111 (24 hours)

clendeninm@coned.com

Director, Public Affairs

Investor Contact

Jan Childress, 212-460-6611

childressj@coned.com

Director, Investor Relations

Crestwood Equity Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Vice President, Investor Relations

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